UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2009

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 5, 2009, Aware, Inc. (the "Company") issued a press release announcing that on March 5, 2009, the Company commenced a modified "Dutch Auction" tender offer for up to 3,500,000 shares of its common stock at a price per share of not less than $1.80 and not greater than $2.60, for a maximum aggregate purchase price of approximately $9.1 million.

The shares sought in the tender offer represent approximately 15% of the Company's outstanding common stock as of February 24, 2009. The tender offer will expire at 5:00 p.m., New York City time, on April 2, 2009, unless extended by the Company. The tender offer is not contingent upon any minimum number of shares of common stock being tendered. However, it is subject to other conditions as described in the Offer to Purchase, dated March 5, 2009, which the Company will file with the Securities and Exchange Commission and mail to holders of its common stock on March 5, 2009.

A copy of the Company's press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

 Item 9.01.    Financial Statements and Exhibits

No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this Report:

99.1   Press Release issued by Aware, Inc. on March 5, 2009.

 Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Michael A. Tzannes
Michael A. Tzannes
Chief Executive Officer

Date: March 5, 2009

Exhibit Index

Number	Description

99.1	Press release issued by Aware, Inc. on March 5, 2009.